
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          APR-29-2000
<PERIOD-START>                             MAY-02-1999
<PERIOD-END>                               APR-29-2000
<CASH>                                          27,510
<SECURITIES>                                         0
<RECEIVABLES>                                  234,005
<ALLOWANCES>                                         0
<INVENTORY>                                    100,298
<CURRENT-ASSETS>                               377,849
<PP&E>                                         122,248
<DEPRECIATION>                                  70,396
<TOTAL-ASSETS>                                 519,683
<CURRENT-LIABILITIES>                          248,128
<BONDS>                                         33,986
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           277
<OTHER-SE>                                     223,005
<TOTAL-LIABILITY-AND-EQUITY>                   519,683
<SALES>                                      1,137,605
<TOTAL-REVENUES>                             1,137,605
<CGS>                                          848,829
<TOTAL-COSTS>                                  848,829
<OTHER-EXPENSES>                               219,625
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               3,178
<INCOME-PRETAX>                                 65,973
<INCOME-TAX>                                    26,255
<INCOME-CONTINUING>                             38,648
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    38,648<F1>
<EPS-BASIC>                                       1.31
<EPS-DILUTED>                                     1.30

<F1>The Company recognized minority interest expense in the amount of $1,070,000 in the consolidated statement of operations, which represents the minority shareholders' portion of the income for less than wholly-owned subsidiaries. The minority interest share of the net assets of these subsidiaries of $5,000,000 as of April 29, 2000 is included in other liabilities in the consolidated balance sheet of the Company.

